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                                                       One Commerce Square
                                                       Philadelphia, PA 19103
                                                       215.255.1200

Delaware Group of Funds


                                            As of April 14, 1997


VIA UPS OVERNIGHT
-----------------


The Chase Manhattan Bank
4 Chase Metrotech Center
Brooklyn, New York 11245

Attention:                 Global Custody Division


         Re: Global Custody Agreement, Effective May 1, 1996 between The Chase Manhattan Bank and those registered investment companies (and on behalf of certain series thereof), listed on Schedule A attached thereto
                  ("Agreement")
                  --------------------------------------------------------


Ladies and Gentlemen:

         Pursuant to the provisions of Section 1 of the Agreement, the undersigned, on behalf of Delaware Pooled Trust, Inc. for the benefit of The Emerging Markets Portfolio (the "Portfolio") hereby appoints The Chase Manhattan Bank to provide custodial services for the Portfolio under and in accordance with the terms of the Agreement and accordingly, requests that the Portfolio be added to Schedule A to the Agreement effective April 14, 1997. Kindly acknowledge your agreement to provide such services and to add the Portfolio to Schedule A by signing in the space provided below.


                           DELAWARE POOLED TRUST, INC.
                            on behalf of the Emerging
                                Markets Portfolio



                             By: /s/ David K. Downes
                                ------------------------------
                                    David K. Downes
                             Its:   Executive Vice President
                                    Chief Operating Officer
                                    Chief Financial Officer

AGREED:

THE CHASE MANHATTAN BANK

By: /s/ Rosemary M. Stidmon
   --------------------------
Its: Vice President